As filed with the Securities and Exchange Commission on March 7, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MANITOWOC FOODSERVICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-4625716
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2227 Welbilt Boulevard New Port Richey, Florida	34655
(Address of Principal Executive Offices)	(Zip Code)

Manitowoc Foodservice, Inc. 2016 Omnibus Incentive Plan
(Full title of the plan)

Maurice D. Jones

Senior Vice President, General Counsel and Secretary

2210 Woodland Drive

Manitowoc, WI 54220

920-683-7523

(Name, address and telephone number, including area

code, of agent for service)

Copy to: Jay O. Rothman Mark T. Plichta Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value	11,468,443 shares	$12.23(2)	$140,259,057.89(2)	$14,124.09

(1)	Represents the number of shares of common stock, $0.01 par value (“Common Stock”), of Manitowoc Foodservice, Inc. (the “Registrant”) issuable pursuant to the Manitowoc Foodservice, Inc. 2016 Omnibus Incentive Plan (the “Plan”) being registered hereon. The Plan provides for possible adjustment of the number, type or exercise price of securities subject to outstanding awards in the event of certain capital or other changes affecting the Common Stock. Thus, in addition to the above stated 11,468,443 shares of Common Stock, pursuant to Rule 416(c) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of Common Stock that may become subject to the Plan by means of any such adjustment.
(2)	Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act solely for the purpose of computing the registration fee, based upon the average of the high and low sales prices of the Registrant’s Common Stock as reported on a when-issued basis on the New York Stock Exchange on February 29, 2016 within five business days prior to filing.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Form S-8 Registration Statement (this “Registration Statement”) but will be sent or given to participants in the Manitowoc Foodservice, Inc. 2016 Omnibus Incentive Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by Manitowoc Foodservice, Inc. (the “Registrant”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated herein by reference:

1.	The Registrant’s effective Registration Statement on Form 10 (Commission File No. 001-37548), as amended, filed with the Commission on February 10, 2016 (the “Form 10”);

2.	The Registrant’s Current Report on Form 8-K filed with the Commission on February 24, 2016; and

3.	The description of the Registrant’s common stock included in the Registrant’s Information Statement, filed as Exhibit 99.1 to the Form 10, including all amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the Commission) after the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation, a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

The Registrant’s certificate of incorporation provides that no director shall be personally liable to the Registrant or the Registrant’s stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation on liability is not permitted under the DGCL, as now in effect or as amended. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following: (i) any breach of the director’s duty of loyalty to the Registrant or the Registrant’s stockholders; (ii) any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law; (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and (iv) any transaction from which the director derived an improper personal benefit.

The Registrant’s Bylaws provide that, to the fullest extent authorized or permitted by the DGCL, as now in effect or as amended, the Registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was the Registrant’s director or officer, or by reason of the fact that the Registrant’s director or officer is or was serving, at the Registrant’s request, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Registrant. The Registrant will indemnify such persons against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action if such person acted in good faith and in a manner reasonably believed to be in the Registrant’s best interests and, with respect to any criminal proceeding, had no reason to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and court approval is required before there can be any indemnification where the person seeking indemnification has been found liable to the Registrant. Any amendment of this provision will not reduce the Registrant’s indemnification obligations relating to actions taken before an amendment.

The Registrant has entered into indemnification agreements with its directors and executive officers. The indemnification agreements confirm the contractual nature of the indemnification provisions included in the Registrant’s Bylaws. The Registrant also has in place policies that insure directors and officers of the Registrant and its subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on the Registrant’s behalf, may also pay amounts for which the Registrant has granted indemnification to the directors or officers.

The foregoing is a summary and subject to the complete text of the DGCL, the Registrant’s certificate of incorporation and the Registrant’s Bylaws and is qualified in its entirety by reference thereto.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Port Richey, State of Florida, on March 7, 2016.

MANITOWOC FOODSERVICE, INC.

By:	/s/ Hubertus M. Muehlhaeuser
Hubertus M. Muehlhaeuser President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hubertus M. Muehlhaeuser, John O. Stewart and Maurice D. Jones, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on March 7, 2016.

Signature	Title

/s/ Hubertus M. Muehlhaeuser	President and Chief Executive Officer (Principal Executive Officer and Director)
Hubertus M. Muehlhaeuser

/s/ John O. Stewart	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
John O. Stewart

S-1

Signature	Title

/s/ Cynthia M. Egnotovich	Director, Chairperson of the Board
Cynthia M. Egnotovich

/s/ Dino Bianco	Director
Dino Bianco

/s/ Joan K. Chow	Director
Joan K. Chow

/s/ Thomas D. Davis	Director
Thomas D. Davis

/s/ Timothy J. Fenton	Director
Timothy J. Fenton

/s/ Andrew Langham	Director
Andrew Langham

S-2

EXHIBIT INDEX

Exhibit Number	Exhibit Description

(4.1)	Amended and Restated Certificate of Incorporation of Manitowoc Foodservice, Inc. [Incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form 10 (File No. 001-37548) filed with the Securities and Exchange Commission on December 21, 2015].

(4.2)	Bylaws of Manitowoc Foodservice, Inc., effective as of October 23, 2015 [Incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Registrant’s Registration Statement on Form 10 (File No. 001-37548) filed with the Securities and Exchange Commission on December 21, 2015].

(4.3)	Manitowoc Foodservice, Inc. 2016 Omnibus Incentive Plan [Incorporated by reference to Exhibit 10.7 to Amendment No. 3 to the Registrant’s Registration Statement on Form 10 (File No. 001-37548) filed with the Securities and Exchange Commission on December 21, 2015].

(5)	Opinion of Foley & Lardner LLP (including consent of counsel).

(23.1)	Consent of PricewaterhouseCoopers LLP.

(23.3)	Consent of Foley & Lardner LLP (filed as part of Exhibit (5)).

(24)	Power of Attorney (included with signature page).

E-1